Exhibit 10.5(ii)

                           EWRX INTERNET SYSTEMS INC.
                        INCENTIVE STOCK OPTION AGREEMENT
                           UNDER THE STOCK OPTION PLAN
                              (ADOPTED MAY 6, 1999)


May 6, 1999


Name
Address

Dear---------:

         We are pleased to inform you that the Board of Directors of EWRX Internet Systems Inc. ("the Company") has selected you to receive an option to purchase a total of ____________ shares of the Company's common stock, $0.001 par value (the "Common Stock"). This option is granted pursuant to, and subject to the terms of the Company's Stock Option Plan (the "Plan") adopted May 6, 1999, as amended, and the terms of the Plan are incorporated into this Agreement. The Company intends to file and will provide you a copy of a Registration Statement on Form S-8 to register shares to be issued under the Plan.

         You are advised to consult your tax adviser regarding the tax effects of accepting this option, of exercising this option, or of disposing of any of the shares acquired pursuant to this option.

         Without limiting the specificity of the terms of the Plan, some of the terms of your option are summarized as follows:

         1. Number of Shares. This option entitles you to purchase up to ____________ shares of Common Stock of the Company.

         2.       Exercise Price.   _________ per share.

         3.       Date of Grant.            _________________

         4. Term of the option. This option must be exercised by ______________(five years from the date of this option) unless it is sooner terminated in accordance with the provisions below.

         5. Type of Option-Conditions.This option will be an "Incentive Stock Option" as that term is defined in Section 422A of the Internal Revenue Code of 1986, as amended. The Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that he is familiar with the terms and provisions thereof. The Optionee hereby accepts this Option subject to all the terms and provisions of the Plan. The Optionee hereby agrees

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               to accept as binding,  conclusive,  and final all  decisions  and interpretations of the Board of Directors and, where applicable, the Compensation Committee, upon any questions arising under the Plan. As a condition of issuance of shares of Common Stock of the Company under this Option, the Optionee authorizes the Company to withhold in accordance with applicable law from any regular cash compensation payable to him any taxes required to be withheld by the Company under federal, state or local law as a result of his exercise of this Option.

          6.   Vesting.   One-quarter   of  this  option  is  vested   effective
               immediately. A further one-quarter of this option will become vested on __________ (1 year), another one-quarter vested on ___________ (2 years) and the final quarter, to complete vesting on _______________ (3 years). Vesting shall cease immediately upon termination of employment.

          7. Termination of Option. A number of events, such as death or termination of your employment by retirement or for any other reason, can cause termination of this option. This option terminates according to the Plan, the time of such termination depending upon whether such termination is for cause, retirement or by death.

         8.       Non-transferability   of  Option.   This   option   cannot  be
                  transferred, except by will or under the applicable laws of descent and distribution.

         9. Purchase for Investment. This Option may not be exercised if the issuance of shares of Common Stock of the Company upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. The Optionee, as a condition to his exercise of this option, represents to the Company that the shares of the Common Stock of the Company that he acquires under this Option are being acquired by him for investment and not with a view to distribution or resale. The Optionee further represents that he has substantial knowledge and experience in financial and business matters and has sufficient knowledge and information with respect to the affairs of the Company from which to make an informed investment decision with respect to the Option herein granted


         Very truly yours,



         By:____________________
         Ronald C. Davis
         President & CEO
         EWRX Internet Systems Inc.


         Accepted:




         By:______________________________




         CC: William R. Wilson


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                           EWRX INTERNET SYSTEMS INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT
                           UNDER THE STOCK OPTION PLAN
                              (ADOPTED MAY 6, 1999)

May ----- 1999

A. A Non-Qualified Stock Option for a total __________ shares of Common Stock, par value $0.001, of EWRX Internet Systems Inc., a Nevada corporation (herein the "Company") is hereby granted to _____________ (herein the "Optionee"), subject in all respects to the terms and provisions of the Stock Option Plan of the EWRX Internet Systems Inc. (herein known as the "Plan"), which has been adopted by the Company on May 6, 1999, as amended, and which is included herein by reference.

B. The Option price is _____ per share.

C. This Option may not be exercised if the issuance of shares of Common Stock of the Company upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. The Optionee, as a condition to his exercise of this option, represents to the Company that the shares of the Common Stock of the Company that he acquires under this Option are being acquired by him for investment and not with a view to distribution or resale. The Optionee further represents that he has substantial knowledge and experience in financial and business matters and has sufficient knowledge and information with respect to the affairs of the Company from which to make an informed investment decision with respect to the Option herein granted.

D. The Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that he is familiar with the terms and provisions thereof. The Optionee hereby accepts this Option subject to all the terms and provisions of the Plan. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Board of Directors and, where applicable, the Compensation Committee, upon any questions arising under the Plan. As a condition of issuance of shares of Common Stock of the Company under this Option, the Optionee authorizes the Company to withhold in accordance with applicable law from any regular cash compensation payable to him any taxes required to be withheld by the Company under federal, state or local law as a result of his exercise of this Option.

E. This Option may not be transferred in any manner otherwise than by will or the laws of descent and distribution, any may be exercised during the lifetime of the Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

F. This Option shall terminate in accordance with the provisions relating to Non-Qualified Options in the Plan, and in any event five years from the date hereof. This Option shall be exercised prior to such date only in accordance with the terms of the Plan.




Dated effective ______, 1999.


EWRX Internet Systems Inc.
A Nevada Corporation



By:___________________________



"OPTIONEE"



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Name